Exhibit p(i) under Form N-1A
                                         Exhibit 99 under Item 601/Reg. S-K

 ACCESS PERSONS AT SOSNOFF SHERIDAN CORP. WITH RESPECT TO INDEPENDENCE ONE
       SMALL CAP FUND AND INDEPENDENCE ONE EQUITY FUND (The "FUNDS")
                          AS OF FEBRUARY 28, 2000

Tom Sosnoff
Scott Sheridan
David Graf


              PERSON RESPONSIBLE FOR REVIEWING THE REPORTS OF
              FUNDS ACCESS PERSONS AT SOSNOFF SHERIDAN CORP.


David Graf


                          SOSNOFF SHERIDAN CORP.

                              CODE OF ETHICS
                      (Effective as of March 1, 2000)

INTRODUCTION

      The federal securities laws prohibit any person affiliated with an investment adviser to a registered investment company, such as Sosnoff Sheridan Corp. (hereinafter referred to as the "Firm"), to engage in any acts or practices that would be deemed to defraud such registered investment company or to be a manipulative practice with respect to such investment company. This prohibition is applicable in connection with the purchase of a security to be acquired by or the sale of a security held by such registered investment company. In addition, such laws contain the general securities law anti-fraud language which prohibits making to such registered investment company any untrue statement of a material fact or omitting to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. These anti-fraud regulations require that affiliates of an investment adviser to a registered investment company protect the interests of the registered investment company and refrain from using any information derived from advisory duties performed for the registered investment company for their own personal benefit or in any manner that could be detrimental to such registered investment company.

      It is expected  that all  officers,  directors  and  employees of the
Firm will observe the highest possible standards of ethics and will so conduct their personal affairs to avoid any conflict, or appearance of conflict, with their duties for the Firm. This standard of conduct applies to your dealing with all clients of the Firm. In any situation where the potential for conflict exists, transactions for clients must take precedence over personal transactions. Recommendations to clients made, or under consideration, are confidential. In addition, the Firm's officers, directors and employees must not use, or appear to use, their position as such to obtain any personal benefit from brokers or others seeking to do business with the Firm or any Firm client, which includes registered investment companies. Should any situation arise not specifically governed by this Code of Ethics, the general principles stated in this and the above paragraph shall govern the resolution of the matter.

      Rules set forth herein are applicable to all officers, directors and employees of the Firm who are in a position to obtain information concerning securities recommendations being considered or made by the Firm prior to the effective dissemination of such recommendations.

      All rules apply to transactions in such person's own accounts and in accounts which such person "beneficially owns." A person is deemed to "beneficially own" accounts from which he or she derives economic benefit, including accounts of his or her spouse, minor children, family members sharing such person's home, and all other accounts over which such person exercises investment discretion or control, such as accounts for which he or she is a trustee, custodian or guardian.

      A violation of the Code of Ethics may result in civil or criminal liability, or both, under the federal securities laws. In addition, any transaction which is considered to have been improper, or which appears improper in light of subsequent developments even though proper when made, is subject to reversal. The Firm must also report these violations to the registered investment companies that it advises. Willful violation of this Code of Ethics may be cause for termination of employment.

      Questions   regarding  this  Code  of  Ethics,   including  questions
concerning  particular personal  transactions,  should be directed to David
Graf.

      This Code of Ethics must be read by each officer, director and employee of the Firm and any other individuals covered hereby, acknowledged and returned to David Graf. A duplicate copy is attached and should be retained for reference.

GENERAL POLICY - PERSONAL SECURITIES TRANSACTIONS

      Generally, no purchase or sale by an officer, director or employee of the Firm or other person covered by this Code of Ethics will normally be allowed of a security under "active consideration" for purchase or sale for the account of any clients of the Firm. A security is under "active consideration" when it is being considered by a security analyst/investment counselor for possible purchase or sale within a period of ten business days for a client account. However, a security will not be considered to be under "active consideration" solely because (1) it is included in a general portfolio constructed for a client of the Firm or
(2) it is a security that the Firm has in a number of client portfolios and would be purchased if the Firm obtained a new client or additional funds with respect to an existing client; provided however that such a security would be deemed to be under active consideration if the Firm had a strong belief that it would receive within the next ten business days additional funds to invest from a new or existing client and such investment would include such security. Similarly, client securities would be deemed to be under active consideration for sale if the firm has a strong belief a client will withdraw funds in the next ten business days and such a withdrawal would result in such securities being sold. A security ceases to be under active consideration immediately upon being purchased for or sold by all client accounts for which the Firm believes such purchase or sale is then appropriate.

      Securities are not deemed to be under active consideration merely because the Firm would consider buying a security for or selling a security from client accounts upon a significant change in the price of the security or the happening of other extrinsic factors with respect to the security beyond the Firm's control. The Firm, while not favoring a rapid turnover of securities in clients' portfolios, does purchase and sell securities on less than ten business days consideration as a result of changes in market price for the security, changes in the financial information with respect to the applicable issuer or other extrinsic facts. Therefore, the fact that a security has been purchased or sold by a client account does not necessarily imply that the security was under active consideration by the Firm or any analyst at the Firm for the entire preceding ten business days. Additionally, the Firm purchases or sells securities at the direction of clients or as a result of the investment or withdrawal of client funds. Instances where a member of the Firm trades in a security in the ten business day period prior to a trade in the same security and in the same direction for a client account will be reviewed by the Firm on a case by case basis to determine whether a violation of Firm policy has occurred.

      No purchase or sale by an officer, director or employee of the Firm or other person covered by this Code of Ethics of an option relating to any stock under "active consideration" is permitted. The term security (as used throughout this Code of Ethics) includes any security convertible into such security. Purchases or sales of securities by an officer, director, employee of the Firm or other person covered by this Code of Ethics shall hereinafter be referred to as "personal securities transactions."

PRE-CLEARANCE REQUIREMENT

      All personal securities transactions must be cleared in advance, as provided below, and executed within two business days after such clearance. Duplicate copies of all confirmation statements for personal securities transactions subject to the pre-clearance requirement shall be sent to the Firm, Attention: David Graf.

      All personal securities transactions must be cleared with David Graf or other person designated by Mr. Graf ("Designee"). Mr. Graf will, upon the receipt of a request for clearance of a purchase or sale of a security, determine whether such security is under active consideration as defined above. Persons engaging in securities transactions must keep a personal record of the person pre-clearing each transaction, the date of such pre-clearance and the time and nature of such transaction.

EXEMPTIONS TO PRE-CLEARANCE REQUIREMENTS

      Pre-clearance requirements do not apply to transactions in (i) United States government securities, (ii) shares of open-end investment companies, i.e. mutual funds, (iii) bankers' acceptance, bank certificate of deposit, short-term commercial paper and high quality short-term debt instruments ("High Grade Short-Term Debt") or (iv) stock index futures contracts (such as the S & P 500 Stock Index), call or put options in any stock index futures contract, puts and calls with respect to stock indexes and other stock index based securities, including securities based on foreign stock indexes ("Stock Index Securities") and (v) any other bona fide market maker transaction.

ADDITIONAL PROHIBITIONS

      "Hot new issues" -- Persons subject to this Code of Ethics may not purchase on the initial underwriting new issues of securities for which the demand exceeds the supply.

      Other public offerings -- Generally, persons subject to the Code of Ethics will be prohibited from purchasing securities in other initial public offerings. Anyone wishing to purchase securities in an initial public offering must submit a detailed written justification for such purchase. Any request to purchase in an initial public offering that is not a "hot new issue" must include evidence that the issuer is an entity in which no client is likely to invest during the 24 months following such initial public offering.

      Persons subject to this Code of Ethics may not purchase or hold, at any time, any security or other interest in any privately owned broker or dealer in securities. In addition, no person will be allowed to own more than 1% of any publicly traded broker or dealer in securities.

      Trading on "inside information" of any sort, whether obtained in the course of research activities, through a client relationship, or otherwise, is prohibited. This includes trading in a security with respect to which either the Firm or the person subject to this Code of Ethics who is trading, has inside information. The Firm has a separate statement of policy regarding insider trading. All officers, directors and employees of the Firm are subject to and must read the Firm's insider trading policy.

      Affiliation with investment clubs is prohibited.

      Trading on rumors (for the Firm or a personal account) is prohibited.

      Excessive trading in and out or short-term trading (for the Firm or a personal account) is prohibited.

      The purchase of securities in private placements of securities is prohibited absent (i) prior written approval and (ii) evidence that the issuer is an entity in which no client has invested during the prior 24 months and which no client is likely to invest during the following 24 months.

      Investment personnel of the Firm are prohibited from serving on the board of directors of publicly traded companies absent prior written authorization based upon a determination that board service would be consistent with the interests of all the Firm's clients.

      Investment personnel of the Firm are prohibited from receiving any gift or other thing of more than de minimis value (more than $50.00 in value in any year) from any person or entity that does business with, or on behalf of, any registered investment company or other Firm client for which the Firm acts as an investment adviser.

REPORTING

      Quarterly Reports

      All personal securities transactions must be reported to Mr. Graf or a Designee quarterly, based upon the following schedule:

            First quarter -- April 10th1
            Second quarter -- July 10th*
            Third quarter -- October 10th*
            Fourth quarter -- January 10th*

      Each report shall be in the form of the Quarterly Securities Report (the "Report") attached to this Code of Ethics, and must be received by Mr. Graf or a Designee by the date indicated. (Reports given to a Designee will be reviewed and initialed by Mr. Graf or Tom Sosnoff.) A Report must be filed for each quarter regardless of whether any securities transactions have occurred. The reporting person must sign the Report, which must include all transactions in accounts which such reporting person "beneficially owns." The reporting person may seek to disclaim beneficial ownership in a particular transaction on the Report, stating in the Report the reason for such disclaimer. Reporting persons are not required to include in the Report transactions in (i) United States government securities (direct obligations of the United States), (ii) shares of mutual funds or (iii) High Quality Short-Term Debt.

PLEASE NOTE THAT YOU NEED NOT COMPLETE A QUARTERLY REPORT IF YOUR BROKER TRADE CONFIRMATIONS AND/OR ACCOUNT STATEMENTS THAT THE FIRM RECEIVES WOULD PROVIDE DUPLICATE INFORMATION REGARDING THE RELEVANT TRANSACTIONS. PLEASE CONFIRM THE ADEQUACY OF YOUR BROKER TRADE CONFIRMATIONS AND/OR ACCOUNT STATEMENTS WITH DAVID GRAF.

      Other Reports

      Each new officer, director or employee of the Firm hereafter shall be required to file (1) a Statement of Ownership Report, (2) a Statement of Brokerage Accounts Report and (3) Acknowledgment of Code of Ethics upon employment with the Firm as of the date of such employment. These reports must be filed with Mr. Graf or a Designee in the forms attached to this Code of Ethics. The Statement of Ownership Report is a statement of the issuer and title of all securities owned by the employee or other persons covered by this Code of Ethics (and the nature of such ownership). The Statement of Brokerage Accounts Report is a statement of all brokerage accounts or other accounts holding or capable of holding securities in which the reporting person has a beneficial interest. The Acknowledgment of Code of Ethics is a form in which an employee acknowledges that he or she is subject to the Code of Ethics.

      Additionally, a Statement of Ownership Report, a Statement of Brokerage Account Report and an Acknowledgment of Code of Ethics must be filed by April 30 of each year. Any new brokerage accounts or accounts holding or capable of holding securities that a reporting person opens or acquires an interest in must be reported on a new Statement of Brokerage Accounts Report within five (5) days of the opening of such account or the acquisition of a beneficial interest in such account.

121023/6320(17)/IOMF-Code-Sosnoff

                          SOSNOFF SHERIDAN CORP.
                              ACKNOWLEDGMENT
                                    OF
                              CODE OF ETHICS


      I certify that I have read and understand Sosnoff Sheridan Corp. Code of Ethics and I recognize that I am subject to the Code. I have and will comply in all respects with the Code's requirements and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's requirements.



                                    ----------------------------
                                    (signature)

                                    ----------------------------
(print name)


____________________________
--------------------------------------------------------------------------------
                                    (date)


PLEASE RETURN ONE EXECUTED COPY OF THE CODE OF ETHICS TO DAVID GRAF. PLEASE RETAIN THE ADDITIONAL COPY OF THE CODE FOR YOUR REFERENCE.






                          SOSNOFF SHERIDAN CORP.
                        QUARTERLY SECURITIES REPORT

      Report for the          Calendar Quarter, 20
                     --------                     ---


                                                      Nature of Transaction
      Nature of Ownership
                                                      (purchase, sale
(e.g., direct,
                              Number of Shares              or other type
of          Broker, Dealer          owned by spouse,
Date of           Issuer of  Title of           or Principal
                              acquisition or          or Bank
                              Executing         owned as
Transaction Security      Security  Amount of Security      Price
----------- ------------  --------  ------------------      -----
disposition)                  Transaction                    beneficiary
---------------------         -----------------              ------------
of trust)
---------









The  above  is  a  true  and  complete   statement   with  respect  to  all
transactions which the undersigned is required to report for the quarter indicated above.




Signature


Date submitted:                                  , 20
                 --------------------------------           ------------------


Name of Reporting Person

(Please Print)

121023/6320(17)/IOMF-Code-Sosnoff


                          SOSNOFF SHERIDAN CORP.

                       STATEMENT OF OWNERSHIP REPORT


Issuer     Title         Number of Shares         Nature of Ownership (e.g.,
of         Of            or Principal             direct, owned by spouse,
Security   Security      Amount of Securities     owned as beneficiary of trust)
--------   --------      --------------------              ---------------------











The above is a true and  complete  statement of all  securities  which I am deemed to beneficially own as of , 20 within the meaning of the term "beneficially own" as used in the CODE OF ETHICS OF SOSNOFF SHERIDAN CORP.



                                    Signature




Name
                                    (Please print)

Date submitted:                            , 20
                 --------------------------    ---
                  STATEMENT OF BROKERAGE ACCOUNTS REPORT


      Set forth below is a list of all accounts holding securities or capable of holding securities in which I have a "beneficial interest" as defined in the Firm's Code of Ethics.


                                    Brokerage
                   Relation of            Firm, Bank
Account           Account Owner     or Other                  Date Account
Name                    to Employee             Custodian   Account #
--------------------------------------------------------------------------
Established




















I hereby certify that the foregoing information is true and correct to the best of my knowledge and belief. I undertake to supplement the information set forth in this certificate if any changes in the information requested occur.



Date submitted:
                -------------------------
Name:________________________________________

--------
1     *If this date falls on a Saturday,  Sunday or holiday,  the Report is due by the close of business on the preceding business day.